SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934



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     Rule 14a-b(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( ) Soliciting Material Pursuant to (section mark)240.14a-11(c) or (section mark)240.14a-12



                                   HCIA INC.
            (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


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                                   HCIA INC.
                            300 East Lombard Street
                           Baltimore, Maryland 21202
                                                                   June 24, 1996
Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of HCIA Inc. (the "Company"), which will be held at the offices of the Company, 300 East Lombard Street, Baltimore, Maryland, on Wednesday, August 7, 1996 at 11:00 a.m., Baltimore time. Holders of the Company's common stock as of June 21, 1996 are entitled to vote at the meeting.

     The matters proposed for consideration at the meeting are the election of four directors, the approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, the approval of amendments to the Company's 1994 Stock and Incentive Plan and 1995 Non-Employee Directors Stock Option Plan, and the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants. The accompanying Notice of Meeting and Proxy Statement discuss these matters in further detail. We urge you to review this information carefully.

     Your Board of Directors unanimously believes that the election of the nominees as directors, the approval of the amendment to the Articles of Incorporation, the approval of the amendments to the stock option plans and the ratification of the appointment of the independent accountants, are in the best interests of the Company and its stockholders and, accordingly, recommends a vote FOR all of the Items on the enclosed form of proxy. After reviewing the enclosed materials, please complete the proxy card and return it using the enclosed envelope. If you decide to attend the meeting, you may vote in person even if you have previously sent in a proxy card.

     In addition to the formal business to be transacted, management will make a presentation on developments during the past fiscal year and respond to questions of interest to stockholders.

     On behalf of the Board of Directors and all of the employees of the Company, I wish to thank you for your continued support.

                                         Sincerely yours,


                                         George D. Pillari
                                         Chairman & CEO

                                   HCIA INC.
                            300 East Lombard Street
                           Baltimore, Maryland 21202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 AUGUST 7, 1996

TO THE STOCKHOLDERS OF HCIA INC.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of HCIA Inc., a Maryland corporation (the "Company"), will be held at 300 East Lombard Street, Baltimore, Maryland, on Wednesday, August 7, 1996 at 11:00 a.m., Baltimore time, for the following purposes:

          1. To elect two directors in Class I for a two year term ending in 1998.

          2. To elect two directors in Class II for a three year term ending in 1999.

          3. To approve an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 50,000,000.

          4. To approve amendments to the 1994 Stock and Incentive Plan.

          5. To approve amendments to the 1995 Non-Employee Directors Stock Option Plan.

          6. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants.

          7. To act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on June 21, 1996 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting.

     Your attention is directed to the attached Proxy Statement and to the enclosed Annual Report of the Company for the fiscal year ended December 31, 1995.
                                         By Order of the Board of Directors.


                                         Charles A. Berardesco
                                         Secretary
Baltimore, Maryland
June 24, 1996

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                   HCIA INC.
                            300 EAST LOMBARD STREET
                           BALTIMORE, MARYLAND 21202

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL
     The enclosed proxy is being furnished to stockholders of HCIA Inc., a Maryland corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company, 300 East Lombard Street, Baltimore, Maryland, on Wednesday, August 7, 1996 at 11:00 a.m., Baltimore time, and at any adjournments thereof.

SOLICITATION
     The solicitation is being made primarily by the use of the mails, but directors, officers and employees may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company, and no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse brokers, custodians, nominees and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

     This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about June 24, 1996.

REVOCATION OF PROXIES
     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES
     The close of business on June 21, 1996 has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 9,274,387 shares of common stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. There is no cumulative voting for the election of directors.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     All outstanding shares of the Company's Common Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors (i) vote for the election of the named director nominees, (ii) withhold authority to vote for all such director nominees, or
(iii) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by striking a line through such nominee's name on the proxy. A stockholder may, with respect to each other matter specified in the notice of meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter, or (iii) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted FOR the election of the named director nominees, FOR the amendment to the Articles of Incorporation, FOR the amendments to the 1994 Stock and Incentive Plan,

FOR the amendments to the 1995 Non-Employee Directors Stock Option Plan, and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants.

     A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

     The affirmative vote of a plurality of the shares of Common Stock voted at the Annual Meeting is required to elect directors. Accordingly, if a quorum is present at the Annual Meeting, the four persons receiving the greatest number of votes will be elected to serve as directors. Therefore, withholding authority to vote for a director(s) and non-voted shares with respect to the election of directors will not affect the outcome of the election of directors. The approval of the Amendment to the Company's Articles of Incorporation requires the affirmative vote of a majority of all the votes entitled to be cast thereon. Under Maryland law, both abstentions and non-voted shares with respect to the amendment to the Articles of Incorporation will be treated as shares present and entitled to vote and, accordingly, will have the effect of a vote against the Amendment.


     The approval of the amendments to the 1994 Stock and Incentive Plan and the 1995 Non-Employee Directors Stock Option Plan and the ratification of the approval of KPMG Peat Marwick LLP will require the approval of a majority of the shares of Common Stock voted at the Annual Meeting. As a result, abstentions in connection with these proposals will have the effect of a vote against such proposals, while non-votes will not be considered to have voted on the proposal.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof. Proxies solicited hereby will be returned to the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be an employee or a director of the Company or any of its affiliates.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1. ELECTION OF DIRECTORS
     The Company's Bylaws provide that the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. Each year the directors in one class are elected to serve for a term of three years. The Board of Directors is presently composed of seven members. Two classes of directors, consisting of Class I -- Messrs. Pillari and Dulude, and Class II -- Mr. Berman and Dr. Rogers, have terms of office expiring at the Annual Meeting, or until their successors are elected and qualify. Directors in Class III -- Messrs. Gregory and Lassiter and Dr. Schramm, have a term of office expiring at the 1997 annual meeting or until their respective successors are elected and qualify or until their resignation or removal. Each of Messrs. Pillari and Dulude has been nominated for a two year term expiring at the Annual Meeting of Stockholders in 1998 and until their respective successors are elected and qualify. Each of Mr. Berman and Dr. Rogers has been nominated for a three year term expiring at the Annual Meeting of Stockholders in 1999 and until their respective successors are elected and qualify.

     THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE PROPERLY EXECUTED AND RETURNED PROXIES FOR THE ELECTION OF ALL NOMINEES PROPOSED BY THE BOARD OF DIRECTORS UNLESS AUTHORITY TO VOTE IS WITHHELD. In the event that any of the nominees is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

     Set forth below is information concerning the nominees for election and those directors whose term continues beyond the date of the Annual Meeting.

NOMINEES FOR DIRECTOR FOR A TWO YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING.

     GEORGE D. PILLARI, age 33, co-founded the Company in 1985 and has served as its Chief Executive Officer since 1987, also serving as President from 1987 to April 1992 and since October 1992. He has served as Chairman of the Board since April 1992.

     RICHARD DULUDE, age 63, has been a director of the Company since December 1994. He retired as Vice Chairman of Corning Incorporated in April 1993, having served in that capacity since November 1990, and as Group President of Corning Incorporated from 1983 to November 1990. Mr. Dulude is a director of AMBAC Inc. ("AMBAC"), AMBAC Indemnity Corporation ("AIC") and Raychem Corporation.
NOMINEES FOR DIRECTOR FOR A THREE YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING.

     RICHARD A. BERMAN, age 51, has been a director of the Company since October 1995. He has served as president of Manhattanville College in New York since January 1995. Prior to that time, Mr. Berman held several positions in educational institutions, government and the private sector, including serving as President and Chief Executive Officer of Howe-Lewis International, an executive search and management consulting firm, from November 1991 to January 1995.

     MARK C. ROGERS, M.D., age 53, has been a director of the Company since January 1995. He was recently appointed Senior Vice President, Corporate Development and Chief Technology Officer of Perkin Elmer. From 1992 until assuming his present position, Dr. Rogers served as the Vice Chancellor for Health Affairs, Duke University Medical Center, and Executive Director and Chief Executive Officer, Duke University Hospital and Health Network. From 1990 until 1992, he was Associate Dean for Clinical Affairs at the Johns Hopkins University School of Medicine and, from 1980 until 1992, also served as Professor and Chairman of the Department of Anesthesiology and Critical Care Medicine at the Johns Hopkins University School of Medicine.

DIRECTORS WHOSE TERM WILL EXPIRE AT THE 1997 ANNUAL MEETING.
     W. GRANT GREGORY, age 55, has been a director of the Company since December 1994. He has served as Chairman of Gregory & Hoenemeyer, Inc., merchant bankers, since 1988. Mr. Gregory retired as Chairman of the Board of Touche Ross, Inc. in 1987. He is a director of AMBAC, AIC and InaCom Corp.

     PHILLIP B. LASSITER, age 52, has been a director of the Company since October 1992. He has served as Chairman and Chief Executive Officer of AMBAC and AIC since April 1991, and as President since August 1992. From 1969 to July 1991, Mr. Lassiter served in various capacities with Citibank, N.A., including Deputy Section Head for North American investment, corporate banking and institutional insurance activities. He is a director of Diebold Inc.

     CARL J. SCHRAMM, PH.D., age 50, has served as a director of the Company since January 1995. He is presently serving as President of Greenspring Advisors, Inc., which provides strategic, financial and other advice to businesses. From January 1993 to May 1995, Dr. Schramm served as Executive Vice President of Fortis, Inc., and from May 1987 to December 1992, served as president of the Health Insurance Association of America. He was Director of the Johns Hopkins Center for Hospital Finance and Management from January 1980 to May 1987. Dr. Schramm co-founded the Company in 1985, and served as an officer and director of the Company until 1988.

BOARD COMMITTEES AND MEETINGS
     The Board of Directors has an Audit Committee consisting of Messrs. Gregory, Berman and Lassiter, and a Compensation Committee consisting of Messrs. Dulude and Gregory and Drs. Rogers and Schramm. The Board of Directors does not have a nominating committee, or a committee performing similar functions.

     The Audit Committee is primarily concerned with the effectiveness of the audits of the Company by the Company's independent public accountants. Its duties include recommending the selection of independent accountants, reviewing the scope and results of their audits, and reviewing the organization and scope of the Company's internal system of accounting and financial controls. The Audit Committee met twice during 1995.

     The Compensation Committee is responsible for the overall administration of the Company's compensation policies and practices, including the recommendation of compensation for officers and employees of the Company and for matters relating to compensation plans and arrangements. In addition, the Compensation Committee approves awards under and administers the Company's 1994 Stock and Incentive Plan. The Compensation Committee met twice during 1995.
                                       3

     The Board of Directors met eight times during 1995. No director, other than Mr. Berman, has attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he was a member during 1995.

DIRECTOR COMPENSATION
     DIRECTORS' FEES. The Company pays its directors who are not officers or employees of the Company or its affiliates, an annual retainer of $12,000, fees of $1,000 for each Board meeting attended and $500 for each committee meeting attended, and an annual fee of $1,500 for service as a Board committee chair.

     Under the Company's Deferred Compensation Plan for Outside Directors (the "Deferred Compensation Plan"), non-employee directors may elect to defer all or part of their director compensation (including both annual fees and meeting fees) that is paid in cash. Deferrals will be credited to a bookkeeping account maintained on the director's behalf as a cash credit, which periodically will be credited with interest at the 90-day commercial paper rate as quoted by the Federal Reserve Bank. The Deferred Compensation Plan is unfunded. Settlement of accounts will be made only in cash.

     DIRECTORS OPTION PLAN. Under the 1995 Non-Employee Directors Stock Option Plan, each director who is not an officer or employee of the Company or its affiliates is eligible to receive stock options. See "Proposal 4. Amendments to 1995 Non-Employee Directors Stock Option Plan."

PROPOSAL 2. AMENDMENT TO THE ARTICLES OF INCORPORATION
     On February 7, 1996, the Board of Directors approved, subject to stockholder approval, an amendment to the Articles of Incorporation of the Company increasing the number of authorized shares of Common Stock of the Company from 15,000,000 shares to 50,000,000 shares. A copy of the proposed amendment as adopted by the Board of Directors appears as Appendix A to this Proxy Statement.

     Of the 15,000,000 shares of Common Stock currently authorized to be issued, 9,274,387 shares were outstanding, and 1,002,873 shares were reserved for issuance under stock option plans, for total outstanding and reserved shares of 10,277,260, all as of May 31, 1996. The Board of Directors believes that the amount of authorized but unreserved and unissued shares of Common Stock is not sufficient to provide for the potential needs of the Company. The Company has no present commitments with respect to the issuance or reservation for issuance of the proposed additional authorized shares of Common Stock. However, such shares can be issued by the Board of Directors from time to time without further stockholder action for proper corporate purposes, including certain acquisitions, stock splits or dividends, or existing or new employee stock option or other benefit plans, and the Board of Directors believes it is desirable to have such additional shares available if the need should arise.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY, IF PROPERLY EXECUTED AND RETURNED, WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.
PROPOSAL 3. AMENDMENTS TO 1994 STOCK AND INCENTIVE PLAN

     The Board of Directors has approved amendments to the 1994 Stock and Incentive Plan (the "Stock Option Plan"), subject to stockholder approval, to
(i) increase the number of shares available for awards from 450,000 to 1,350,000 and (ii) limit the number of shares which may be the subject of an award to any participant in any one fiscal year to 100,000.

     The following is a summary of the Stock Option Plan as currently in effect. A copy of the text of the Plan may be obtained by writing to the Secretary, HCIA Inc., 300 East Lombard Street, Baltimore, Maryland 21202.

GENERAL. The Stock Option Plan was approved by the Board of Directors on December 22, 1994 and thereafter by the stockholders. The Stock Option Plan provides for the grant or award of stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units and other performance awards, which may or may not be denominated in shares of Common Stock or other securities (collectively, the "Awards"), provided that Awards under the Stock Option Plan may not exceed 450,000 shares of Common Stock. Stock options granted under the Stock Option Plan may be either incentive stock options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. The purpose of the Stock Option Plan is to attract and retain outstanding employees through the incentives of stock ownership and monetary payments. Regular full-time employees of the Company, including officers but excluding directors who are not officers, are eligible to receive Awards under the Stock Option Plan.
                                       4

     The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Stock Option Plan, the Compensation Committee has the authority to designate participants, determine the types of Awards to be granted, the number of shares to be covered by each Award, the time at which each Award is exercisable or may be settled, the method of payment and any other conditions of the Awards. All Awards shall be evidenced by an Award Agreement between the Company and the participant.

     While the Compensation Committee determines the prices at which options and other Awards may be exercised under the Stock Option Plan, the exercise price of an option shall be at least 100% of the fair market value (as determined under the terms of the Stock Option Plan) of a share of Common Stock on the date of grant. As of May 31, 1996, the last sales price of the Company's Common Stock as reported on the Nasdaq Stock Market was $64.75. As of May 31, 1996, options to purchase an aggregate of 225,767 shares have been granted, and have either been exercised or continue to be outstanding, under the Stock Option Plan. No Awards may be made under the Stock Option Plan after December 31, 2004. See "New Plan Benefits Table."

FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the U.S. federal income tax consequences of Awards made under the Stock Option Plan.

     STOCK OPTIONS. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant generally will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO during employment with the Company or within three months after termination of such employment. If the shares acquired by exercise of an ISO are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any corresponding deduction. If, however, such shares are disposed of within the above-described period, then, in the year of such disposition, the participant will recognize compensation taxable as ordinary income equal to the lesser of (i) the amount realized upon such disposition and
(ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code (described below) applies.

     SARS. A participant generally will not recognize any taxable income upon the grant of SARs. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

     RESTRICTED STOCK. A participant will not recognize taxable income at the time of the grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restriction lapses, will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

     SECTION 162(M) OF THE CODE. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers. However, certain types of compensation, including qualified "performance-based compensation," paid to such executives are not subject to the $1 million deduction limit. In accordance with proposed Treasury regulations issued under
Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the option is granted by a compensation committee comprised solely of "outside directors;" and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain.
                                       5

AMENDMENTS. The Board of Directors may amend the Stock Option Plan in any respect; provided, however, that in order to continue to qualify under Rule 16b-3 of the Securities Exchange Act of 1934, stockholder approval shall be required for any amendment which (i) except in limited circumstances, increases the maximum number of shares for which options may be granted under the plans,
(ii) reduces the exercise price at which stock options may be granted, or (iii) extends the period during which options may be granted or exercised beyond the time originally prescribed.

ESTIMATE OF BENEFITS. The nature or amount of any Awards that may be made in the future is not currently determinable. Information regarding stock options awarded to the executive officers of the Company is set forth in "Executive Compensation and Other Information -- Option Grants." In addition, during 1995, options to purchase 174,933 shares of Common Stock were awarded to employees of the Company, including officers who are not executive officers.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY, IF PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED FOR THE PROPOSED AMENDMENTS TO THE STOCK OPTION PLAN.

PROPOSAL 4. AMENDMENTS TO 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
     The Board of Directors has approved amendments to the 1995 Non-Employee Directors Stock Option Plan (the "Directors Option Plan"), subject to stockholder approval, to (i) increase the number of shares available for grants under the Directors Option Plan from 100,000 to 200,000, (ii) increase the initial award for a newly elected or appointed outside director from 4,500 shares to 5,000 shares, and (iii) increase the annual option award for each outside director from 1,500 shares to 5,000 shares.

     The following is a summary of the Directors Option Plan as currently in effect. A copy of the text of the Plan may be obtained by writing to the Secretary, HCIA Inc., 300 East Lombard Street, Baltimore, Maryland 21202.

GENERAL. Under the 1995 Non-Employee Directors Stock Option Plan (the "Directors Option Plan"), each director who is not an officer or employee of the Company or its affiliates (an "outside director") was granted, in connection with the Company's initial public offering, an option to purchase 4,500 shares of Common Stock at an exercise price of $14.00 per share. Each subsequently appointed or elected outside director is also granted an option to purchase 4,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each current outside director, and each person who is subsequently elected as an outside director, is to be granted an option at each annual meeting of stockholders to purchase 1,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted under the Directors Option Plan are non-qualified options. A total of 100,000 shares of Common Stock are available for awards under the Plan. As of May 31, 1996, options to purchase a total of 27,000 shares have been granted, and are currently outstanding, under the Directors Option Plan. No options under the Directors Option Plan may be granted after February 22, 2005.

     Options issued in connection with the Company's initial public offering vest in two equal installments on the first and second anniversaries of the date of grant. Initial awards of options made to subsequent outside directors at an annual meeting of stockholders shall vest in two equal installments at each of the first and second annual meetings of stockholders held following the date of award. Annual awards of options shall vest as of the first annual meeting of stockholders held following the date of the award; provided, however, with respect to each of the foregoing, that the outside director continues in service as a member of the Board until the relevant vesting date.

FEDERAL INCOME TAX CONSEQUENCES. The federal income tax consequences of options granted under the Directors Option Plan are the same as those for non-qualified stock options granted under the Stock Option Plan. See "Proposal 4. Amendments to 1994 Stock and Incentive Plan -- Federal Income Tax Consequences -- Stock Options."

AMENDMENTS. The Board of Directors may amend the Directors Option Plan in any respect; provided, however, that in order to continue to qualify under Rule 16b-3 of the Securities Exchange Act of 1934, stockholder approval shall be required for any amendment which (i) except in limited circumstances, increases the maximum number of shares for which options may be granted under the plans,
(ii) reduces the exercise price at which stock options may be granted, or (iii) extends the period during which options may be granted or exercised beyond the time originally prescribed.

ESTIMATE OF BENEFITS. Future awards of options under the Directors Option Plan will be made in accordance with the formula provisions of the Plan. In 1995, each of the five outside directors was granted an option to purchase 4,500 shares of Common Stock.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY, IF PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED FOR THE PROPOSED AMENDMENTS TO THE DIRECTORS OPTION PLAN.
                                       6

PROPOSAL 5. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
     The Board of Directors has selected the firm of KPMG Peat Marwick LLP to serve as independent public accountants for the year ending December 31, 1996, subject to the ratification of such appointment by the stockholders. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY, IF PROPERLY EXECUTED AND RETURNED, WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1996.

                        SECURITY OWNERSHIP OF MANAGEMENT
     The following table sets forth as of May 31, 1996, certain information with respect to the beneficial ownership of the Common Stock by: (i) each of the executive officers of the Company; (ii) each of the directors of the Company and nominees for directors; and (iii) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares, except as noted below:


                                                                                                                   SHARES
                                                                                                                BENEFICIALLY
                                                                                                                  OWNED(1)
NAME AND ADDRESS                                                                                              NUMBER    PERCENT
George D. Pillari(2)......................................................................................    386,600     4.1%
Richard Dulude(3).........................................................................................      3,250       *
Richard A. Berman(3)......................................................................................         --      --
W. Grant Gregory(3)(4)....................................................................................     12,250       *
Phillip B. Lassiter.......................................................................................      2,000       *
Mark C. Rogers, M.D.(3)...................................................................................      2,250       *
Carl J. Schramm, Ph.D.(3).................................................................................      3,650       *
Sachi J. Morishige(5).....................................................................................     48,694       *
Jean Chenoweth(5).........................................................................................     12,110       *
Barry C. Offutt(5)........................................................................................     13,165       *
All directors and executive officers as a group (10 persons)(6)...........................................    483,969     5.1%

* Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(2) Includes (i) 226,150 shares as to which Mr. Pillari shares beneficial ownership with his wife, (ii) 450 shares held as custodian for minor children, and (iii) a currently exercisable option to acquire 160,000 shares of Common Stock.
(3) Includes 2,250 shares subject to options under the Directors Option Plan.
(4) Includes 4,000 shares owned through a partnership of which Mr. Gregory is a partner.
(5) Includes 44,444, 10,110 and 13,165 shares subject to options held by Sachi
    J. Morishige, Jean Chenoweth and Barry C. Offutt, respectfully.
(6) Includes 236,719 shares subject to options held by all directors and executive officers as a group.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
     The following table sets forth certain information regarding the Company's Chief Executive Officer and each of the other four most highly compensated executive officers during 1994 and 1995 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                                                                   SECURITIES
                                                                                                   UNDERLYING
                                                              FISCAL     ANNUAL COMPENSATION      OPTIONS/SARS          OTHER
NAME AND TITLE                                                 YEAR     SALARY($)  BONUS($)(1)       (#)(2)       COMPENSATION($)(3)
George D. Pillari                                              1995      264,175     132,500         160,000             3,221
  Chairman, President and Chief Executive Officer..........    1994      241,275          --         (4)                 4,860
Sachi J. Morishige                                             1995      136,659      60,964          15,001             2,896
  Senior Vice President and Chief Operating Officer........    1994      124,378      75,000          49,999             2,820
Jean Chenoweth                                                 1995      134,586      44,263          12,501             2,896
  Senior Vice President -- Industry Relations..............    1994      125,421      22,541          20,833             3,000
Barry C. Offutt                                                1995      134,167      37,492          12,501             2,904
  Senior Vice President and Chief Financial Officer........    1994      114,378      15,000          31,666             2,506
David Rollo, M.D., Ph.D.
  Senior Vice President -- Medical Affairs (5).............    1995      106,250      34,836           5,000             1,690


(1) The amounts shown in this column include bonuses accrued under the Company's management incentive program during 1994 and 1995. Of the bonus paid to Ms. Morishige in 1994, $50,000 represents a portion of a bonus awarded in 1992 and paid in 1994.
(2) See " -- Option Grants," and " -- Option Exercises and Year-End Values" for disclosure regarding outstanding stock options.
(3) Consists of matching contributions under the Company's Savings Incentive Plan for all Named Executive Officers and life insurance premium payments in 1994 of $1,860 on insurance policies maintained by the Company for the benefit of Mr. Pillari's family trust.
(4) During 1994, Mr. Pillari received an option to purchase 172,182 shares of Common Stock, which was canceled in February 1995.
(5) Dr. Rollo joined the Company in May 1995, and resigned from his position in May 1996.

OPTION GRANTS
     Options granted to the Named Executive Officers during 1995 are set forth in the following table. For disclosure regarding the terms of stock options, see " -- Stock Options." No stock appreciation rights ("SARs") were granted during 1995.

                                                        OPTION GRANTS IN
                                                        LAST FISCAL YEAR
                                                       INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                                 NUMBER OF        PERCENT OF                                                  VALUE AT ASSUMED
                                  SHARES         TOTAL OPTIONS                                             ANNUAL RATES OF STOCK
                                UNDERLYING        GRANTED TO         EXERCISE                              PRICE APPRECIATION FOR
                                  OPTIONS        EMPLOYEES IN         PRICE             EXPIRATION             OPTION TERM(2)
            NAME               GRANTED(#)(1)         1995          ($/SHARE)(1)            DATE             5%($)        10%($)
George D. Pillari...........      160,000             48.5             14.00        February 22, 2000       618,871     1,367,542
Sachi J. Morishige..........       15,001              4.5             26.25        September 24, 2005      247,644       627,578
Jean Chenoweth..............       12,501              3.8             26.25        September 24, 2005      206,373       522,989
Barry C. Offutt.............       12,501              3.8             26.25        September 24, 2005      206,373       522,989
David Rollo, M.D., Ph.D.....        5,000              1.5             26.25        September 24, 2005       82,542       209,179

(1) The exercise price of each option was equal to the fair market value of the underlying Common Stock on the date of the grant, as determined by the Board of Directors or the Compensation Committee. The option granted to Mr. Pillari was fully vested on the date of the grant. The remaining options vest annually over a four year period.
(2) Future value of current-year grants assuming appreciation of 5% and 10% per year over the applicable option term. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

OPTION EXERCISES AND YEAR-END VALUES
     The following table sets forth certain information regarding options exercised by certain of the Named Executive Officers during 1995 and the fiscal year-end value of unexercised options. There were no SARs outstanding during 1995.

                                                                                   AGGREGATED FISCAL YEAR-END OPTION VALUES
                                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-THE-
                                  SHARES                           UNDERLYING UNEXERCISED         MONEY OPTIONS AT FISCAL YEAR-
                                ACQUIRED ON        VALUE        OPTIONS AT FISCAL YEAR-END(#)               END($)(1)
            NAME                EXERCISE(#)     REALIZED($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
George D. Pillari............         --               --         160,000               --         5,240,000               --
Sachi J. Morishige...........         --               --          11,111          103,889           402,774        3,754,711
Jean Chenoweth...............         --               --           4,777           32,723           173,166        1,008,066
Barry C. Offutt..............      2,000           48,000           4,666           45,834           169,143        1,502,091
David Rollo, M.D., Ph.D......         --               --              --            5,000                --          102,500

(1) Calculated based on the closing price of the Common Stock on December 29, 1995 of $46.75 per share, less the exercise price.

EMPLOYMENT AGREEMENT
     Effective as of January 1, 1995, the Company entered into an employment agreement with Mr. Pillari pursuant to which the Company continued his employment as Chairman of the Board, President and Chief Executive Officer. Pursuant to the employment agreement, Mr. Pillari receives an annual base salary of $265,000 and is entitled to participate in bonus arrangement under which he is eligible to earn an annual bonus based on the Company's achieving certain performance goals to be established by the Board of Directors. The employment agreement has an initial term of two years, and unless the Board of Directors notifies Mr. Pillari otherwise, the term of the agreement automatically renews daily for succeeding two year periods.

     The employment agreement provides that in the event of the termination of Mr. Pillari's employment for certain reasons, including certain terminations resulting from a change in control of the Company (as defined in the employment agreement), Mr. Pillari would be entitled to receive for the remainder of the employment term contemplated in the agreement, compensation at an annualized rate equal to the sum of his base annual salary and target bonus at the time of termination (such sum being not less than 140% of such base annual salary). In addition, he would continue to participate in all Company benefit plans until the earlier of two years from the date of termination or such time as he is covered by a comparable plan of a subsequent employer. Mr. Pillari is also subject to certain restrictions under the agreement prohibiting him from competing with the Company or any of its subsidiaries and from divulging any confidential proprietary information obtained by him while in the employ of the Company and for a period of time thereafter.

MANAGEMENT RETENTION AGREEMENTS
     The Company has entered into a management retention agreement with each of its officers (other than Mr. Pillari). These agreements provide for payments and other benefits if there is a change in control (as defined in the agreement) of the Company and, within two years of such change in control, the officer's employment is terminated by the Company or its successor other than for cause (as defined in the agreement), or the officer resigns for good reason (as defined in the agreement). Under each agreement, the officer would receive, following termination of employment under such circumstances, cash payments equal to two times the sum of (i) the officer's highest annual rate of base salary, and (ii) the product of the officer's highest bonus percentage (as a percentage of base salary) times his highest base salary (such sum being the "Reference Amount"). The officer may elect to receive payment of one times the Reference Amount either in a lump sum or in the form of periodic payments following his termination of employment. Amounts in excess of one times the Reference Amount will be made in the form of periodic payments, and will be subject to reduction, on a dollar-for-dollar basis, by any compensation the officer earns from a subsequent employer unrelated to the Company.

     In addition to the payments described above, the officer would be fully vested in all stock options and other Awards under the Stock Option Plan upon a change in control and receive following termination of employment a lump-sum payment equal to the amount that the Company would have contributed for the officer's account under the Company's Savings Incentive Plan during the two years following termination of employment. The officer and his family will remain eligible to participate in the Company's medical and other welfare benefits programs for two years from the officer's termination of employment (except that coverage will end to the extent the officer begins coverage under the plans of a subsequent employer).
                                       9

SAVINGS INCENTIVE PLAN
     The Company maintains the Savings Incentive Plan, a profit sharing plan qualified under Section 401(a) of the Internal Revenue Code of 1986. All employees of the Company who have completed one year of service are eligible to participate in the Savings Incentive Plan. Subject to certain limitations on individual contributions and allocations and Company deductions, the Savings Incentive Plan allows participants to defer up to 15% of their pay on a pre-tax basis and up to 10% of their pay on an after-tax basis. The Company also makes matching contributions equal to 50% of the amount a participant defers, up to 6% of the participant's pay. The Savings Incentive Plan also provides for discretionary contributions by the Company. All participants are fully vested in all of their accounts in the Savings Incentive Plan. The Company's contributions to the Savings Incentive Plan during 1994 and 1995 were approximately $167,000 and $194,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Board of Directors of the Company has a Compensation Committee consisting of Messrs. Dulude, Gregory, Rogers and Schramm. Except for Mr. Pillari, the Company's Chairman of the Board, President and Chief Executive Officer, no officer or employee of the Company has participated in deliberations of the Board of Directors concerning executive officer compensation. Mr. Pillari has entered into certain agreements with the Company, AMBAC and AIC which are discussed under "Certain Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee is responsible for developing and administering the compensation program for the executive officers of the Company. The Committee's compensation recommendations with respect to salaries, bonuses and option grants are then approved by the entire Board of Directors. The Compensation Committee's executive compensation policies are designed to offer competitive compensation opportunities for all executives based on personal performance and achievement, as well as overall corporate performance. The Committee's philosophy is to establish an executive's total compensation at a level that competes favorably with overall pay levels at companies comparable in size and business operations to the Company. The Committee recognizes the outstanding efforts of the executive officers during 1995, including those of Mr. Pillari, Chairman of the Board, President and Chief Executive Officer, who has been instrumental to the Company's business success and to the success of the Company's initial public offering in February 1995. The Committee also bases its decisions on overall corporate results, which supports the Company's objective of creating stockholder value by encouraging and rewarding superior efforts by the Company's employees. This is primarily accomplished through the Company's incentive compensation program, which provides quarterly bonuses to executive officers based on meeting objective financial and other goals.

     The Compensation Committee also is of the view that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value and recommends the grant of stock options to executive officers whose performance has had a significant effect on the success of the Company.

     Compensation paid to the Company's executive officers generally consists of the following elements: base salary, bonuses and the grant of stock options. Mr. Pillari's base compensation and bonus arrangements are determined under his employment agreement with the Company. The compensation of the other executive officers of the Company is determined by consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual executive's level of responsibility are important elements of the Company's executive compensation philosophy.

     Executive officers are also eligible to receive a quarterly bonus of a percentage of the executives' base salary upon achievement of specific Company-wide profit margin and sales growth targets and the accomplishment of strategic goals established under the Company's incentive compensation plan. Executive officers other than Mr. Pillari are eligible to receive an increase of up to 50% of their base compensation for each quarter. For the year that an executive officer enters the program, the increase is in the form of an increase in the percentage of their base compensation that is eligible under the program (the "incentive compensation percentage"). In subsequent years, the increase is allocated between an increase in base salary and a further increase in the incentive compensation percentage. Any increase in the incentive compensation percentage is carried forward each quarter until the percentage reaches the maximum of 50%, after which any increase is allocated to base salary. During 1995, the executive officers received bonuses under the incentive compensation plan ranging from 28% to 46% of annual salary.
                                       10

     The Company has adopted the Stock Option Plan to provide executive officers and employees with stock options and other stock-based compensation. The number and terms of awards under the Stock Option Plan are determined by the Committee. The awards made to the Named Executive Officers during 1995 were deemed by the Committee to be appropriate in light of the executives' performance during the year, the achievement of the Company's goals under the incentive compensation program and the successful completion of the Company's public offerings during 1995. The options awarded to the individual executive officers were also related to their relative salaries, and, in Dr. Rollo's case, the fact that he joined the Company in May 1995. The Committee intends to continue to recommend stock-based compensation awards as a significant part of the Company's overall compensation program.

     The Company has certain broad-based employee benefit plans in which all employees, including the Named Executives Officers, are permitted to participate on the same terms and limitations on amounts that may be contributed. In 1995, the Company also made matching contributions to the Savings Incentive Plan for those participants.

MR. PILLARI'S 1995 COMPENSATION
     Mr. Pillari's compensation is determined principally by the terms of his employment agreement, which was approved by the Compensation Committee and the Board of Directors effective January 1, 1995. The employment agreement provides for a base salary of $265,000 per year, subject to increase, but not decrease, and an annual bonus. The Compensation Committee has established Mr. Pillari's base salary at a level it believes is necessary to retain Mr. Pillari in his executive position with the Company and is comparable with the base salaries of chief executive officers of companies. The Compensation Committee believes that Mr. Pillari's services have been and will continue to be critical to the Company's success. Mr. Pillari's bonus of $132,500 was determined under the terms of his employment agreement, which provides for a target bonus of up to 40% of annual base salary in the event that certain annually designated performance goals are met. Mr. Pillari's 1995 bonus exceeded the 40% target bonus because the Company exceeded the performance goals designated by the Committee for 1995. Mr. Pillari was also granted, in January 1995, an option to purchase 160,000 shares of the Company's Common Stock at the initial public offering price of $14.00 per share. This option was designed to replace an option for 172,182 shares, which was granted in September 1994 to compensate Mr. Pillari for the waiver of certain preemptive rights to purchase Common Stock. Accordingly, the Committee does not consider the option to represent compensation to Mr. Pillari for his efforts during 1995.

                             COMPENSATION COMMITTEE
Richard Dulude   W. Grant Gregory   Mark C. Rogers, M.D.  Carl J. Schramm, Ph.D.

                       PERFORMANCE MEASUREMENT COMPARISON
     The chart set forth below shows the value of an investment of $100.00 on February 22, 1995 (the day trading of the Company's Common Stock commenced on the Nasdaq National Market) in each of the Company's Common Stock, the Nasdaq Stock Market and the Nasdaq Computer and Data Processing index for the period February 22, 1995 to December 31, 1995. All values assume reinvestment of the pre-tax value of dividends.


                COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*
               AMONG HCIA INC., THE NASDAQ STOCK MARKET--US INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX


               [GRAPH APPEARS HERE--PLOT POINTS ARE LISTED BELOW]

                                                            NASDAQ COMPUTER
                        HCIA           NASDAQ STOCK              & DATA
                        INC.            MARKET--US             PROCESSING

     2/22/95            $100               $100                   $100
        3/95             175                104                    108
        6/95             223                119                    128
        9/95             184                133                    140
       12/95             334                135                    147

    * $100 invested on 02/22/95 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.



                              CERTAIN TRANSACTIONS
STOCKHOLDERS AGREEMENT
     In February 1995, AMBAC and AIC entered into a stockholders agreement with the Company whereby AMBAC and AIC agreed that for so long as they beneficially own 50% or more of the outstanding voting securities of the Company, they would vote their shares of Common Stock to elect two directors who are not directors, officers or employees of AMBAC, AIC or their respective affiliates or officers or employees of the Company. The agreement also provided that all transactions between the Company, AMBAC and AIC would be on terms at least as favorable to the Company as the Company could obtain from non-affiliated parties, and that as long as AMBAC owned 30% or more of the Common Stock, it would use commercially reasonable efforts to continue to purchase business insurance for the Company on substantially the same basis as historically provided by AMBAC. After completion of the August 1995 public offering, the Company obtained such business insurance for its own account. AMBAC also agreed not to compete with the Company until the earlier to occur of: (i) five years from the date of the stockholders agreement;
(ii) such time as AMBAC and its affiliates no longer beneficially own 30% or more of the voting power of the outstanding voting stock of the Company; or
(iii) certain events relating to the
acquisition of Common Stock of the Company. The stockholders agreement terminated in May 1996 as a result of AMBAC's sale of all of its Common Stock in the Company.

SETTLEMENT AGREEMENT
     In October 1992, the Company, AMBAC and Mr. Pillari entered into an agreement relating to the earnout portion of AMBAC's purchase of the Company (the "Settlement Agreement"). Pursuant to the Settlement Agreement, AMBAC made cash payments to Mr. Pillari aggregating $861,000 and caused the Company to issue 225,000 shares of the Company's Class B Common Stock (the "Restricted Shares") to Mr. Pillari. The Restricted Shares were converted into Common Stock in connection with the Company's initial public offering. In addition, certain restrictions applicable to the Restricted Shares were terminated, and Mr. Pillari was granted certain registration rights. See " -- Registration Rights."

TAX MATTERS
     Prior to completion of the Company's initial public offering, the Company was included in AMBAC's consolidated federal income tax return for the period commencing July 18, 1991 and for each taxable year thereafter. Under a Tax Sharing Agreement with AMBAC, the Company's share of federal income tax expense or benefit for taxable years ending after that date, as well as its share of any state, local or franchise tax expense reported on a consolidated or unified basis with AMBAC after July 18, 1991, was calculated as if the Company had filed its own tax return for such periods. The Tax Sharing Agreement provides that the Company shall pay its share of tax as so calculated to AMBAC; AMBAC, in turn, is responsible for payment of the tax due to the applicable taxing authority for the entire consolidated or unified group, including the Company.

     HCIA is no longer included on a consolidated or unified basis for tax purposes with AMBAC. The Company's liability under the Tax Sharing Agreement is limited to tax adjustments relating to its business for the period commencing July 18, 1991 and ending on March 2, 1995.

     The Company is also party to a Tax Settlement Agreement among Citicorp and its subsidiaries and AMBAC and its subsidiaries, pursuant to which Citicorp has agreed to pay any federal tax due for the period during which the Company was a member of Citicorp's consolidated federal income tax group. If AMBAC and its subsidiaries, including the Company, fail to cooperate in any federal income tax audits relating to such period, they will be liable for any tax liability or loss of a tax refund or tax benefit, including interest, penalties and other expenses, caused by the failure to cooperate.

OTHER AGREEMENTS AND TRANSACTIONS WITH AMBAC
     In January 1993 and 1994, the Company executed credit agreements with AMBAC. The credit agreement entered into in January 1994 replaced the prior agreement and extended a revolving line of credit of $2.5 million (subject to certain borrowing base limitations) at a rate based upon the prime rate of Citibank, N.A. in New York, New York. The Company was also required to pay AMBAC a commitment fee on the average daily unused portion of the line of credit at a rate of .25% per annum. The Company utilized approximately $1.9 million of the proceeds from its initial public offering to repay the outstanding borrowings under the credit agreement. The credit agreement was terminated in May 1995.

     Until August 1995, the Company maintained its business insurance, including property, general liability, automobile, workers' compensation and fidelity and fiduciary coverage (including officers' and directors' liability insurance) through AMBAC, which purchased insurance coverage for the Company. The Company was charged its pro rata share of premiums, which were believed to be at least as favorable to the Company as those that the Company could obtain from an unaffiliated party. The amounts of premiums paid to AMBAC by the Company were $89,993, $72,100 and $89,000 for policy years 1993, 1994 and 1995, respectively.
The insurance coverage for policy year 1995 includes coverage for HCIA Software Systems, Inc. ("HSS").

     AIC purchases information services from the Company. Such purchases totaled $262,000, $288,000 and $250,000 during 1993, 1994 and 1995, respectively. All such purchases were on terms similar to those provided to non-affiliated parties.

HSS DIVESTITURE
     In March 1994, the Company, pursuant to an asset purchase agreement, sold certain of its software product lines to HSS for a purchase price of approximately $1.7 million. Robert Leary, a former Vice President of the Company who resigned in August 1994, is a principal stockholder and employee of HSS. The entire purchase price was to be paid pursuant to the terms and conditions of a promissory note. In addition, the Company acquired 49% of the outstanding common stock of HSS. In December 1995, HSS repaid all outstanding amounts due under the promissory note and redeemed all of the shares of HSS common stock held by the Company for a purchase price equal to the aggregate amount paid by the Company for the shares, plus interest.

REGISTRATION RIGHTS
     The Company has granted to Mr. Pillari certain rights, with respect to the registration under the Securities Act of 1933, of the Restricted Shares and the shares issuable pursuant to Mr. Pillari's option to purchase 160,000 shares. In the event the Company proposes to register any of its securities under the Securities Act for its own account or for the account of any of its stockholders, subject to certain exceptions, Mr. Pillari shall be entitled to include his shares in such registration. Registration of Mr. Pillari's shares is subject, in an underwritten offering, to the right of the managing underwriter to exclude for marketing reasons some or all of the shares from such registration. All fees, costs and expenses incurred with any such registration, except for underwriting discounts and selling concessions, will be borne by the Company.

                             ADDITIONAL INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports.

     During 1995, Carl J. Schramm, a director of the Company, and Brian C. Buchanan, an officer of the Company, each failed to timely file a report required by Section 16(a) with respect to one transaction in the Company's Common Stock.

STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING
     Any stockholder proposal intended for inclusion in the proxy material for the 1997 Annual Meeting of Stockholders must be received in writing by the Company, at the address set forth on the first page of this Proxy Statement, on or before February 23, 1997. Any such proposal will be subject to 17 C.F.R. (section mark) 14a-8 of Rules and Regulations of the SEC.

OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON RECEIVING THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1995. WRITTEN REQUESTS FOR A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO HCIA INC., C/O CHARLES A. BERARDESCO, SECRETARY, 300 EAST LOMBARD STREET, BALTIMORE, MARYLAND 21202.

                                         By Order of the Board of Directors.


                                         Charles A. Berardesco
                                         Secretary
June 24, 1996
                                       14

                                                                      APPENDIX A
              PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
           INCREASING THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

     Set forth below is the existing text of Article Fourth of the Articles of Incorporation, which would be stricken in its entirety and replaced by the proposed amendment:

     "FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is Fifteen Million Five Hundred Thousand (15,500,000) shares, of which Fifteen Million (15,000,000) shares shall be common stock, par value $.01, and Five Hundred Thousand (500,000) shares shall be preferred stock, par value $.01 per share. The aggregate par value of all shares of all classes of stock having par value is One Hundred Fifty-Five Thousand Dollars ($155,000)."

     Set forth below is the text of the proposed amendment of Article Fourth of the Articles of Incorporation:

     "FOURTH: The total number of shares of all classes of stock which the Company has authority to issue is Fifty Million Five Hundred Thousand (50,500,000) shares, of which Fifty Million (50,000,000) shares shall be common stock, par value $.01, and Five Hundred Thousand (500,000) shares shall be preferred stock, par value $.01 per share. The aggregate par value of all shares of all classes of stock having a par value is Five Hundred Five Thousand Dollars ($505,000)."

                                   HCIA INC.
                 ANNUAL MEETING OF STOCKHOLDERS, AUGUST 7, 1996
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints BARRY C. OFFUTT and CHARLES A. BERARDESCO, and each of them, with full power of substitution as to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of HCIA Inc. to be held at 11:00 a.m., Baltimore time, on August 7, 1996, and at any adjournments thereof:

1. Election of Directors

  FOR the election of all nominees listed
  (except as marked to the contrary below) [box]

  WITHHOLD AUTHORITY
  to vote for all nominees listed below    [box]


    George D. Pillari    Richard Dulude    Richard A. Berman   Mark C. Rogers

(TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
                              THE NOMINEE'S NAME).

2. The approval of an amendment of the Articles of Incorporation increasing the authorized shares of Common Stock to 50,000,000 shares.
                FOR [box]      AGAINST [box]      ABSTAIN [box]

3. The approval of amendments to the 1994 Stock and Incentive Plan.
                FOR [box]      AGAINST [box]      ABSTAIN [box]

4. The approval of amendments to the 1995 Non-Employee Directors Stock Option Plan.
                FOR [box]      AGAINST [box]      ABSTAIN [box]

5. The ratification of the appointment of KPMG Peat Marwick LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 1996.
                FOR [box]      AGAINST [box]      ABSTAIN [box]


                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

                         (CONTINUED FROM REVERSE SIDE)

6. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES INDICATED AND FOR THE OTHER PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or adjournments thereof.

                                          (Please sign exactly as your name
                                          appears hereon. Executors,
                                          administrators, guardians, officers
                                          signing for corporations, trustees and
                                          attorneys should give full title. For
                                          joint owners, both owners should
                                          sign.)

                                          Dated:                 , 1996
                                                                          (SEAL)
                                                                          (SEAL)

                                          Please sign, date and promptly return
                                          this proxy in the enclosed envelope.
                                          No postage is required if mailed in
                                          the United States.